UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 20, 2016

LEXMARK INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-14050	06-1308215
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation or organization)		Identification No.)

One Lexmark Centre Drive
740 West New Circle Road
Lexington, Kentucky 40550
(Address of principal executive offices)(Zip Code)

(859) 232-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 20, 2016, Lexmark International, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “2016 Annual Meeting”).  At the 2016 Annual Meeting, a total of 55,367,801 shares of the Company's Class A Common Stock, par value $0.01 per share, were present or represented by proxy at the meeting, representing 88.39% of the Company's shares outstanding as of the March 28, 2016 record date.

At the 2016 Annual Meeting, the proposals submitted for a vote of the Company’s stockholders and the related results are as follows:

(1)   The election of Ralph E. Gomory, Michael J. Maples, Stephen R. Hardis, William R. Fields, Robert Holland, Jr., Kathi P. Seifert, Jean-Paul L. Montupet, Jared L. Cohon, J. Edward Coleman, Paul A. Rooke, Sandra L. Helton and W. Roy Dunbar for one-year terms expiring in 2017.  The stockholders elected the director nominees by the following votes:

Director	Votes For	Votes Against	Abstentions	Broker Non-Votes
Ralph E. Gomory	49,434,996	898,741	57,873	4,976,191
Michael J. Maples	44,154,920	6,182,209	54,481	4,976,191
Stephen R. Hardis	44,140,270	6,189,687	61,653	4,976,191
William R. Fields	49,565,603	767,908	58,099	4,976,191
Robert Holland, Jr.	49,438,004	893,259	60,347	4,976,191
Kathi P. Seifert	49,855,316	487,492	48,802	4,976,191
Jean-Paul L. Montupet	49,134,378	1,201,028	56,204	4,976,191
Jared L. Cohon	49,849,122	483,372	59,116	4,976,191
J. Edward Coleman	44,468,987	5,860,909	61,714	4,976,191
Paul A. Rooke	45,143,990	5,122,623	124,997	4,976,191
Sandra L. Helton	44,476,685	5,857,071	57,854	4,976,191
W. Roy Dunbar	49,853,756	479,826	58,028	4,976,191

(2)   The ratification of the appointment of PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2016. The stockholders ratified the appointment of PwC by the following votes:

Votes For	54,865,857
Votes Against	429,194
Abstentions	72,750

(3)   The approval of a non-binding advisory resolution approving the compensation of the Company’s Named Executive Officers, as described in the Compensation Discussion and Analysis section and compensation tables and narrative disclosure of the Company’s Proxy Statement. The stockholders approved the non-binding advisory resolution on executive compensation by the following votes:

Votes For	48,932,993
Votes Against	1,408,260
Abstentions	50,357
Broker Non-Votes	4,976,191

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lexmark International, Inc.
(Registrant)

May 23, 2016	By:	/s/ Robert J. Patton
Robert J. Patton
Vice President, General Counsel and Secretary